UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2022

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2022 (the “Effective Date”), P3 Health Partners, LLC (“P3 LLC”), a subsidiary of P3 Health Partners Inc. (the “Company”), entered into a financing transaction with VBC Growth SPV LLC (“VBC”), consisting of an unsecured promissory note (the “Promissory Note”) and warrants (the “Warrants”) to purchase shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). VBC is a Delaware limited liability company managed by Chicago Pacific Founders GP, L.P., an affiliate of a principal stockholder of the Company. The members of VBC include Greg Wasson and Mark Thierer, each of whom is a director of the Company, Sherif Abdou, M.D., the Company’s Chief Executive Officer and a director of the Company, and Amir Bacchus, M.D., the Company’s Chief Medical Officer and a director of the Company. Mary Tolan, Lawrence Leisure and Greg Kazarian, each of whom is a director of the Company, hold interests in Chicago Pacific Founders, GP, L.P. The entry into the Promissory Note and the issuance of the Warrants was approved by a committee of independent, disinterested directors of the Company.

Promissory Note

The Promissory Note was issued by P3 LLC to VBC on December 13, 2022, and provides for funding of up to $40.0 million (the “Promissory Note”), available for draw by P3 LLC in three tranches, as follows: (i) a first tranche of $15.0 million available to P3 LLC upon the Effective Date, (ii) a second tranche of up to $15.0 million available at the Company’s sole option in a single draw, on or prior to January 5, 2023, and (iii) a third tranche of up to $10.0 million available at P3 LLC’s sole option in a single draw, after January 5, 2023 and on or prior to February 3, 2023. The maturity date of the Promissory Note is May 19, 2026. Interest is payable at 14.0 % per annum on a quarterly cycle (in arrears) beginning March 31, 2023. P3 LLC may elect to pay interest 6.0% in kind and 8.0% in cash, but if the terms of the Subordination Agreement (as defined below) do not permit P3 LLC to pay interest in cash, interest will be paid entirely in-kind. The Promissory Note may be prepaid, at the Company’s option, either in whole or in part, without penalty or premium, at any time and from time to time, subject to the payment of the back-end fee described below; provided that prepayments must be in increments of at least $2.0 million. The Promissory Note provides for mandatory prepayments with the proceeds of certain asset sales, and the Lender has the right to demand payment in full upon (i) a change of control of the Company and (ii) certain qualified financings (as defined in the Promissory Note).

The Promissory Note restricts P3 LLC’s ability and the ability of its subsidiaries to, among other things, incur indebtedness and liens, and make investments and restricted payments. The maturity date may be accelerated as a remedy under the certain default provisions in the agreement, or in the event a mandatory prepayment event occurs.

Pursuant to the Promissory Note, P3 LLC will pay VBC an up-front fee of 1.5% at the time of each draw under the Promissory Note, In addition, P3 LLC will pay VBC a back-end fee at the time the Promissory Note as follows: (i) if paid prior to February 28, 2023, 2.25%; (ii) if paid from March 1, 2023 through June 30, 2023, 4.5%; (iii) if paid from July 1, 2023 through December 31, 2021, 6.75% and (iv) if paid on January 1, 2024 or later, 9.0%.

P3 LLC intends to use the proceeds of the Promissory Note to fund the Company’s ongoing working capital requirements.

Warrants

In connection with the Promissory Note, on December 13, 2022, P3 LLC and VBC entered into a Warrant (the “Warrant Agreement”). Pursuant to the Warrant Agreement, P3 LLC issued warrants to purchase 429,180 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), at an exercise price of $4.26 per share (the “Warrants”) to VBC. The number of shares of Common Stock for which the Warrant is exercisable and the exercise price may be adjusted upon any event involving subdivisions, combinations, distributions, recapitalizations and like transactions. Pursuant to the Warrant Agreement, the Warrants and the right to purchase securities upon the exercise of the Warrants will terminate upon the earliest to occur of the following: (a) December 13, 2027; and (b) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s or P3 LLC’s property or business or the Company’s or P3 LLC’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or P3 LLC is disposed of.

Subordination Agreement

In connection with the transactions described above, P3 LLC entered into a subordination agreement, dated as of December 13, 2022 (the “Subordination Agreement”), by and among the Company, CRG Services LLC, as administrative agent under the Company’s existing term loan facility (the “Term Loan Facility”) and VBC. Pursuant to the Subordination Agreement, VBC agreed to subordinate its right of payment under the Promissory Note to the right of payment and security interests of the lenders under the Term Loan Facility. The terms of the Subordination Agreement will effectively require P3 LLC to pay all interest under the Promissory Note in-kind.

Amendment to Term Loan Agreement

In connection with the transactions described above, P3 LLC entered into an amendment to that certain Term Loan Agreement, dated as of December 3, 2021, by among P3 LLC, as borrower, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CRG Servicing LLC, as administrative agent and collateral agent. The amendment permits the issuance of the Promissory Note and the entry into the Subordination Agreement.

The foregoing descriptions of the Promissory Note, the Warrant Agreement, the Subordination Agreement and the Amendment to Term Loan Agreement do not purport to be complete and is qualified in its entirely by the terms of the Promissory Note, the Warrant Agreement, the Subordination Agreement and the Amendment to the Term Loan Agreement, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 above is incorporated herein by reference

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The Warrants were, and the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 8.01. Other Events.

Liquidity Update

The Company stated in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2022 that it believes its existing cash resources are not sufficient to support its planned operations, and substantial doubt exists about the Company’s ability to continue as a going concern. While the transaction described herein addresses the Company’s immediate short-term need for cash, the proceeds from this transaction do not change the risks as identified per the Form 10-Q for the nine months ended September 30, 2022 as outlined above.

As a result, the Company continues to actively explore raising additional capital through a combination of debt financing and equity issuances. There can be no assurances that any additional debt and/or equity financing will be available to the Company on favorable terms, or potentially at all. The Company expects to continue to incur net losses, comprehensive losses, and negative cash flows from operating activities in accordance with its operating plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Unsecured Promissory Note, by and between P3 Health Partners LLC and VBC Growth SPV LLC
10.2	Warrant Agreement, by and between P3 Health Partners LLC and VBC Growth SPV LLC
10.3	Subordination Agreement
10.4	Amendment to Term Loan Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	December 13, 2022	By:	/s/ Jessica Puathasnanon
Jessica Puathasnanon Chief Legal Officer